As filed with the Securities and Exchange Commission on May 26, 2022.
Registration No. 333-154526
Registration No. 333-178217
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-154526
FORM S-8 REGISTRATION STATEMENT NO. 333-178217

UNDER THE SECURITIES ACT OF 1933
_____________________________

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Clarendon House
2 Church Street
Hamilton, Bermuda
(Address, including Zip Code, of Principal Executive Offices)
Helen of Troy Limited
2008 Stock Incentive Plan
(Full title of the plan)
Tessa Judge, Chief Legal Officer
C/O Helen of Troy L.P.
One Helen of Troy Plaza
El Paso, Texas 79912
(Name and address of agent for service)
(915) 225-8000
(Telephone number, including area code, of agent for service)
with a copy to:
Amar Budarapu
Baker & McKenzie LLP
1900 North Pearl, Suite 1500
Dallas, Texas 75201
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer
Non-accelerated filer		Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES
Helen of Troy Limited (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statements (the “Post-Effective Amendment”) in order to withdraw and remove from registration the unissued and unsold common shares of the Company previously registered by the Company pursuant to its Registration Statement on Form S-8 (File No. 333-154526) and Registration Statement on Form S-8 (File No. 333-178217) relating to the Company's 2008 Stock Incentive Plan, which has expired (collectively, the “Registration Statements”). This Post-Effective Amendment hereby amends the Registration Statements to deregister all of the unissued and unsold common shares of the Company registered under the Registration Statements; provided that common shares will remain available for issuance and sale upon the exercise of outstanding options and for issuance upon the vesting of other outstanding awards that were granted under the plan prior to its expiration. As a result of this deregistration, no common shares of the Company remain registered for sale pursuant to the Registration Statements, except as provided above.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on this 25 day of May, 2022.
HELEN OF TROY LIMITED
By: /s/ Julien R. Mininberg
    Julien R. Mininberg
    Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Julien R. Mininberg	Chief Executive Officer, Director and Principal Executive Officer	May 25, 2022
Julien R. Mininberg

/s/ Matthew J. Osberg	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer	May 26, 2022
Matthew J. Osberg

/s/ Timothy F. Meeker	Director, Chairman of the Board	May 11, 2022
Timothy F. Meeker

/s/ Gary B. Abromovitz	Director, Deputy Chairman of the Board	May 11, 2022
Gary B. Abromovitz

/s/ Krista L. Berry	Director	May 23, 2022
Krista L. Berry

/s/ Vincent D. Carson	Director	May 24, 2022
Vincent D. Carson

/s/ Thurman K. Case	Director	May 23, 2022
Thurman K. Case

/s/ Tabata Gomez	Director	May 24, 2022
Tabata Gomez

/s/ Elena Otero	Director	May 24, 2022
Elena Otero

/s/ Beryl B. Raff	Director	May 23, 2022
Beryl B. Raff

/s/ Darren G. Woody	Director	May 18, 2022
Darren G. Woody

4